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                                                                   Exhibit 13(w)

                                 AMENDMENT NO. 1
                                       TO
                          EXPENSE LIMITATION AGREEMENT


     THE EXPENSE LIMITATION AGREEMENT, as amended, made as of the 30th day of May, 2002, by and between LSA Variable Series Trust (the "Trust"), on behalf of its Focused Equity Fund (the "Fund"), and LSA Asset Management LLC (the "Manager"), as in effect until April 30, 2003 (the "Agreement"), is hereby amended as follows solely for the purpose of extending its duration.

     The Trust and the Manager hereby agree that the Agreement, and each of its provisions, shall continue in full force and effect until April 30, 2004, and may be terminated on or after such date by either party thereto, without payment of any penalty, upon 90 days' prior written notice to the other party at its principal place of business; provided that, in the case of termination by the Trust, such action shall be authorized only by resolution of its Board of Trustees.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Agreement to be signed by their respective officers thereunto duly authorized, as of this 16th day of December, 2002.


                                        LSA VARIABLE SERIES TRUST, ON
                                        BEHALF OF ITS FOCUSED EQUITY
                                        FUND

                                         By:     /s/ Jeanette J. Donahue
                                                --------------------------------
                                         Name:   Jeanette J. Donahue
                                                --------------------------------
                                         Title:  Chief Operations Officer
                                                --------------------------------


                                        LSA ASSET MANAGEMENT LLC

                                         By:      /s/ Bruce A. Teichner
                                                --------------------------------
                                         Name:    Bruce A. Teichner
                                                --------------------------------
                                         Title:   Assistant General Counsel
                                                --------------------------------